DIANE D. DALMY
ATTORNEY AT LAW
8965 W. CORNELL PLACE
LAKEWOOD, COLORADO 80227
303.985.9324 (telephone)
303.988.6954 (facsimile)
ddalmy@earthlink.net

February 20, 2008

Harvard Holdings International, Inc.
3455 Peachtree Road
Suite 500
Atlanta, Georgia 30326

Re: Harvard Holdings International, Inc.
       Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as special counsel for Harvard Holdings International, Inc., a Delaware corporation (the “Company”) in connection with the preparation of a registration statement on FORM S-1/Amendment No. 2 to Form SB-2 (the “Registration Statement”), as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “1933 Securities Act”), relating to the proposed public offering of up to 5,200,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), by the selling shareholder (the “Selling Shareholders”) named in the Registration Statement.

In connection with this opinion and the registration of the shares of Common Stock, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended; (iii) such corporate minutes and board resolutions as I deemed necessary to the performance of my services and to give this opinion, including those resolutions authorizing the issuance of the shares of Common Stock to the Selling Shareholders and their registration pursuant to the Registration Statement; and (iv) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have also examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

Harvard Holdings International, Inc.
Page Two
February 20, 2008

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied upon certificates of incumbency and certificates of officers of the Company, respectively.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Securities Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of Delaware. This opinion is rendered based upon my interpretation of existing law, and is not intended to speak with reference to standards hereafter adopted. Additionally, the opinions expressed herein are as of the date hereof, and I assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

Based upon the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, are validly authorized, legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my name in the related Prospectus constituting a part thereof in connection with the matters referred to under the caption “Legal Matters”. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Securities Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Diane D. Dalmy
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DIANE DALMY